                                                                     EXHIBIT 3.1

                                                                       Exhibit A
                                                                       ---------

                           Terms of Preferred Stock

     Section 1.  Designation, Amount and Par Value. The series of preferred
                 ---------------------------------
stock shall be designated the 6.5% Series C Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 500 (which
 ---------------
shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share
                          ------                         -------
of Preferred Stock shall have a par value of $.01 per share and a stated value equal to the sum of $10,000 plus all accrued and unpaid dividends to the date of determination (the "Stated Value").
                    ------------

     Section 2.  Definitions. As used in this Certificate of Designation, the
                 -----------
following terms shall have the meanings set forth in this Section 2:



             "Bankruptcy Event" means any of the following events: (a) the
              ----------------
Company or any subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary thereof fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

             "Bloomberg" means Bloomberg Financial L.P. (or its successor to
              ---------
reporting stock prices).

             "Buy-In" has the meaning set forth in Section 8(d) hereof.
              ------

             "Change of Control Transaction" means the occurrence of any of: (i)
              -----------------------------
an acquisition after the Closing Date by a Person or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          "Closing Date" shall have the meaning set forth in the Purchase
           ------------
Agreement.

          "Closing Price" means on any particular date (a) the closing sales
           -------------
price per share of Common Stock on such date on the Trading Market on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the closing sale price on Trading Market on the date nearest preceding such date, or (b) if the shares of Common Stock are not then listed or quoted on a Trading Market, the closing sale price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the shares of Common Stock are not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the "Pink Sheet" quote for such date, as determined in good faith by the Company, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Holders.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" means the Company's common stock, no par value, and
           ------------
stock of any other class into which such shares may be reclassified or changed.

          "Common Stock Equivalents" means any securities of the Company or a
           ------------------------
subsidiary thereof which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

          "Company" means ACT Teleconferencing, Inc., a Colorado corporation, or
           -------
its successors.

          "Conversion Amount" means the sum of (i) the Stated Value at issue,
           -----------------
plus (ii) all accrued but unpaid dividends on such Stated Value.

          "Conversion Date" means the date specified in a Conversion Notice to
           ---------------
effect conversions of Preferred Stock under Section 3, which date may not be prior to the date the Holder delivers such Conversion Notice. If no Conversion Date is specified in a Conversion Notice, then the Conversion Date for such notice shall be the date that such notice is deemed delivered hereunder.

          "Conversion Notice" has the meaning set forth in Section 6 hereof.
           -----------------

          "Conversion Price" means $5.00, subject to adjustment as herein
           ----------------        ======
provided.

          "Conversion Ratio" means, at any time, a fraction, the numerator of
           ----------------
which is Conversion Amount and the denominator of which is the Conversion Price at such time.

          "Dividend Payment Date" means each March 31, June 30, September 30 and
           ---------------------
December 31, beginning June 30, 2002, except if such date is not a Trading Date, in which case such Dividend Payment Date shall be on the next succeeding Trading Day.

          "Equity Conditions" means, with respect to a specified issuance of
           -----------------
Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder pursuant to an effective registration statement, and the prospectus thereunder is available for use by the Holder to sell such shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on a Trading Market and such shares of Common Stock are approved for listing on such Trading Market upon issuance; (iv) such issuance would be permitted in full without violating Section 9 or the rules or regulations of the Trading Market; (v) no Triggering Event nor any event that with the passage of time would constitute a Triggering Event has occurred and is continuing, and (vii) no public announcement of a pending or proposed Change of Control Transaction or Fundamental Transaction has occurred that has not been consummated.

          "Excess Stated Value Amount" shall have the meaning set forth in
           --------------------------
Section 9(c).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Final Redemption Amount" means the sum of (x) the Stated Value of
           -----------------------
such Holder's Preferred Stock outstanding on the Maturity Date, (y) all accrued but unpaid dividends thereon and (z) all liquidated damages owing on account of the Preferred Stock issued to such Holder.

          "Fundamental Transaction" any (i) merger or consolidation of the
           -----------------------
Company with or into another Person, (ii) any sale of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

          "Issuable Maximum" has the meaning set forth in Section 9(c) hereof.
           ----------------

          "Junior Securities" means the Common Stock and all other equity
           -----------------
securities and Common Stock Equivalents.

          "Liquidating Redemption Date" means each of the fifteen monthly
           ---------------------------
anniversary dates of the Original Issue Date, commencing on the three-month anniversary of the Original Issue Date and ending on the eighteen-month anniversary of the Original Issue Date.

          "Liquidating Redemption Price" means (x) with respect to a Liquidating
           ----------------------------
Redemption Date, 90% of the average of the three-lowest VWAPs during the 10 consecutive Trading Days immediately preceding the applicable Liquidating Redemption Date and (y) with respect to the Final Redemption Amount, 90% of the average of the five-lowest VWAPs during the 20 consecutive Trading Days immediately preceding the Maturity Date, subject in the case of (x) and (y) to equitable adjustment for any stock dividend, stock split, stock combination or other similar events affecting the Common Stock during such 20 Trading Day period.

          "Liquidation" means for any Person, any liquidation, dissolution or
           -----------
winding-up of such Person, whether voluntary or involuntary, by operation or law or otherwise.

          "Maturity Date" means the date of the 36/th/ month anniversary of the
           -------------
Closing Date.

          "Measuring Price" shall have the meaning set forth in Section 9(c)
           ---------------
hereof.

          "Monthly Redemption Amount" has the meaning set forth in Section 7(b)
           -------------------------
hereof.

          "Optional Redemption Amount" shall equal the sum of (i) 120% of the
           --------------------------
Stated Value then outstanding and (ii) all liquidated damages and other amounts due in respect of the Preferred Stock.

          "Optional Redemption Due Date" has meaning set forth in Section 7(c)
           ----------------------------
hereof.

          "Optional Redemption Notice" has meaning set forth in Section 7(c)
           --------------------------
hereof.

          "Optional Redemption Notice Date" has meaning set forth in Section
           -------------------------------
7(c) hereof.

          "Original Issue Date" means the date of the first issuance of any
           -------------------
shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Person" means an individual or corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "Purchase Agreement" means the Securities Purchase Agreement, dated as
           ------------------
of May 17, 2002, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of May 17, 2002, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Registration Statement" means a registration statement meeting the
           ----------------------
requirements of the Registration Rights Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Strategic Transaction" means a transaction or relationship in which
           ---------------------
the Company issues shares of Common Stock to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

          "Threshold Price" means 200% of the Conversion Price measured on the
           ---------------
Original Issue Date (subject to equitable adjustments for stock splits, reverse stock splits and combinations after the Original Issue Date).

          "Trading Day" means (i) a day on which the Common Stock is traded on a
           -----------
Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

          "Trading Market" means the New York Stock Exchange, the American Stock
           --------------
Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market on which the Common Stock is listed or quoted for trading on the date in question.

          "Transaction Documents" shall have the meaning set forth in the
           ---------------------
Purchase Agreement.

          "Triggering Event" means any one or more of the following events
           ----------------
(whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

               (i) the Company shall fail to pay any Monthly Redemption Amount, the Final Redemption Amount or any dividends in full when any such payment shall be due (whether such payment is to be made in cash or shares pursuant to the terms hereof);

               (ii) a Registration Statement shall not have been declared effective by the Commission by its Effectiveness Date (as defined in the Registration Rights Agreement);

               (iii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement), (x) the effectiveness of a Registration Statement lapses for any reason or (y) a Holder shall not be permitted to utilize the prospectus thereunder to resell Registrable Securities (as defined in the Registration Rights Agreement), for more than an aggregate of twenty Trading Days (which need not be consecutive Trading Days);

               (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion or redemption hereunder that comply with the provisions hereof prior to the tenth day after the Conversion Date, the Liquidating Redemption Date or the Maturity Date at issue, or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to deliver Underlying Shares in accordance with the terms hereof;

               (v) an Event (as defined in the Registration Rights Agreement) not otherwise specified in clauses (i) through (iv) of this definition shall not have been cured prior to the expiration of 30 days from its Event Date (as defined in the Registration Rights Agreement);

               (vi) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within seven days after notice therefor is delivered hereunder or shall fail to pay any liquidated damages due pursuant to the Transaction Documents within seven Trading Days of the date the request for such payment is made;

               (vii) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion or redemption hereunder;

               (viii) the Company shall default on any of its other obligations under any Transaction Document, and such default shall not, if subject to the possibility of a cure by the Company, have been remedied within ten Trading Days after the date on which written notice of such failure or breach shall have been given;

               (ix) the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall redeem more than a de minimis number of Junior Securities;

               (x)      there shall have occurred a Bankruptcy Event; or

               (xi) the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than two Trading Days.

          "Triggering Event Redemption Amount" shall equal the sum of (i) the
           ----------------------------------
greater of (A) 120% of the Conversion Amount to be redeemed and (B) the Conversion Ratio for the Conversion Amount to be redeemed, divided by the Conversion Price on the Trading Day immediately preceding (x) the date of the Triggering Event or (y) the date the Triggering Event Redemption Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date of the Triggering Event or (y) the date the Triggering Event Redemption Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Conversion Amount.

          "Underlying Shares" means, collectively, the shares of Common Stock
           -----------------
issuable upon conversions or redemptions of Preferred Stock under the terms of this Certificate of Designation.

          "VWAP" means, with respect to any date of determination, the daily
           ----
volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

     Section 3.  Dividends.
                 ---------
          (a) Holders shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative dividends on the Stated Value then outstanding (as a percentage of such Stated Value) of 6.5% per annum, payable on (i) each Dividend Payment Date, or on (ii) to the extent not paid on a Dividend Payment Date, the Conversion Date, Liquidating Redemption Date and Maturity Date for such Stated Value (on whichever date such amount is first paid). Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

          (b) Subject to the conditions and limitations set forth below, the Company may pay dividends hereunder (i) in cash or (ii) whenever such dividends are due, by delivering by the third Trading Day following the date such payment is due, a number of freely tradeable shares of Common Stock equal to the amount of such dividends divided by the lesser of (x) the Conversion Price on the date such dividends are due or (y) the Liquidating Redemption Price on the date such dividends are due. The Company must deliver written notice to the Holders indicating the manner in which it intends to pay dividends at least five Trading Days prior to each Dividend Payment Date, but the Company may indicate in any such notice that the election contained therein shall continue for subsequent periods until revised. Failure to timely provide such written notice shall be deemed an election by the Company to pay all such dividends in cash. Notwithstanding the foregoing, the Company may not elect to pay dividends in stock unless, at such time, the Equity Conditions are satisfied with respect to all of the Underlying Shares then issuable upon conversion or redemption in full of all outstanding Preferred Stock and such dividends. If the Company fails for any reason to pay dividends as required hereunder by the third Trading Day following the Dividend Payment Date, then the Holder may (but shall not be required to) treat the amount of such dividend as added to the Stated Value as of such Dividend Payment Date.

     Section 4.  Voting Rights.
                 -------------
            (a) Except as otherwise required by law or as set forth herein, the Preferred Stock shall enjoy no voting rights as a shareholder of the Company.

            (b) So long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock under this Certificate of Designation, (e) redeem, purchase, set aside monies in respect of a redemption or purchase (through a sinking fund or otherwise), or otherwise acquire directly or indirectly any Junior Securities, (f) pay or declare any dividend or make any distribution (other than dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment obligations to the Preferred Stock) upon, or otherwise make any distribution in respect of, any Junior Securities, or (g) enter into any agreement with respect to the foregoing.

     Section 5.  Liquidation. Upon any Liquidation, the Holders shall be
                 -----------
entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of 50% or more of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies into one or more companies not wholly-owned by the Company shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 7. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

     Section 6.  Conversion. At the option of the Holder, from time to time and
                 ----------
at any time prior to the Maturity Date, the Conversion Amount then outstanding shall be convertible, in whole or in part, into shares of Common Stock. Holders shall effect conversions under this Section by delivering the Company with a written notice in the form attached hereto as Exhibit A (a "Conversion Notice").
                                              ---------     -----------------
The number of Underlying Shares issuable pursuant to a Conversion Notice shall (subject to Section 9) equal the Conversion Amount to be converted (including any dividends that have been added to such Stated Value in accordance with the terms hereof), divided by the Conversion Price on the Conversion Date. If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such certificate or certificates in the manner required pursuant to this Section, then the Holder will have the right to rescind such conversion provided notice of such rescission is provided prior to receipt of such Underlying Shares.

     Section 7.  Redemptions.
                 -----------

          (a)  Triggering Events. Upon the occurrence of a Triggering Event,
               -----------------
each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, and by delivery of a written notice to the Company (a "Triggering Event
                                                               ----------------
Notice") to require the Company to redeem all or a portion of the Preferred
------
Stock then held by such Holder as indicated in the Triggering Event Notice for a redemption price, in cash, equal to the sum of (i) the Triggering Event Redemption Amount plus (ii) with respect to the number of Underlying Shares issued in respect of conversions hereunder in the ten Trading Days prior to the delivery of a Triggering Event Notice and then held by the Holder, the product of (A) such number of Underlying Shares and (B) the Closing Price on the date of the Triggering Event Notice or the date the Triggering Event Redemption Amount is paid in full, whichever is greater. All Triggering Event Redemption Amounts shall be due and payable by the fifth Trading Day following the date of the Triggering Event Notice.

     (b)  Liquidating Redemption Payments.
          -------------------------------

          (i) On each Liquidating Redemption Date, the Company shall make a redemption payment to each Holder equal to the sum of (A) $333,333.33 of the Stated Value of Preferred Stock issued to such Holder on the Original Issue Date (without regard to accrued and unpaid dividends on such Stated Value), or such lesser such amount of Stated Value then held by such Holder on such Liquidating Redemption Date, plus (B) the sum of all liquidated damages, accrued and then unpaid dividends and other amounts then owing in respect of the Preferred Stock issued to such Holder (such sum, the "Monthly Redemption Amount"). If paid in
                                      -------------------------
cash, the Monthly Redemption Amount shall first be applied to all accrued and unpaid liquidated damages and other amount owing on account of the Preferred Stock until paid in full, then to all accrued but unpaid dividends on the Preferred Stock until paid in full, and then to the Stated Value then outstanding. If paid in Underlying Shares, the Monthly Redemption Amount shall first be applied to all accrued but unpaid dividends on the Preferred Stock until paid in full, and then to the Stated Value then outstanding.

          (ii) On the Maturity Date, all Stated Value and shares of Preferred Stock then outstanding will be redeemed for an amount equal to the Final Redemption Amount.

          (iii) (A) The Monthly Redemption Amount due on each Liquidating Redemption Date and the Final Redemption Amount due on the Maturity Date shall, except as provided in the this Section, be paid in cash. However, subject to the terms and conditions hereof, the Company may pay such amounts (other than with respect to the portions thereof due in respect of liquidated damages and other non-dividend amounts owing on account of the Stated Value at issue, which such portions must be paid in cash when due) in Underlying Shares. The number of such Underlying Shares will equal the amount of such payment (other than with respect to the portions thereof due in respect of liquidated damages and other non-dividend amounts owing on account of the Stated Value at issue) divided by the Liquidating Redemption Price on the Liquidating Redemption Date or Maturity Date (as the case may be). The Company may not pay without the consent of the Holders any portion of a Monthly Redemption Amount or the Final Redemption Amount in Underlying Shares unless (i) it delivers to the Holder at least 30 days prior to the applicable Liquidating Redemption Date or Maturity Date (as the case may be) written notice of its election to effect payment in Underlying Shares, (ii) the Equity Conditions are satisfied with respect to all Underlying Shares issuable on such dates, and (iii) all liquidated damages and other non-dividend amounts in respect of the Stated Value shall have been paid or will, concurrently with the issuance of such Underlying Shares, be paid in cash.

                 (B) If the Company has properly elected to pay any Monthly Redemption Amount in Underlying Shares, then the Holder may notify the Company by the fifth Trading Day prior to the Liquidating Redemption Date at issue of its election to require all or a portion of the redemption otherwise scheduled to occur on such Liquidating Redemption Date to be postponed and deferred (in which case the Liquidating Redemption Date at issue will also be deemed postponed and deferred) until the monthly anniversary of the Original Issue Date first following the eighteen month anniversary of the Original Issue Date, plus one additional month for each $333,333.33 of Stated Value subject to such deferment by the Holder. In the event of such a postponement and deferment, the portion of the Liquidating Redemption Amount at issue will be due in full on such rescheduled and deferred monthly anniversary of the Original Issue Date as complies with the prior sentence. Liquidating Redemption Amounts are subject to multiple deferments at the option of the Holders. For example, if the Holder elects to defer $333,333.33 of the Stated Value portion of the Liquidating Redemption Amount due on the Liquidating Redemption Date falling on the 15/th/ month anniversary of the Original Issue Date (and there are no prior such deferments), then no Liquidating Redemption Amount will be due under this Section on such 15/th/ month anniversary, but such Liquidating Redemption Amount (plus any additionally accrued and then unpaid dividends, liquidating damages and other non-dividend amounts then owing on account of the Preferred Stock) will be due and payable in full on the date that is the 19/th/ month anniversary of the Original Issue Date. If the Holder has made deferments of the Liquidating Redemption Amounts totaling $1,666,666 of aggregate Stated Value under this Section and further elects to defer an additional $333,333.33 of Stated Value of Liquidating Redemption Amounts due on the Liquidating Redemption Date falling on the 18/th/ month anniversary of the Original Issue Date, then no Liquidating Redemption Amount will be due under this Section on such 18/th/ month anniversary, but the Liquidating Redemption Amounts otherwise due on the six deferred Liquidating Redemption Dates (plus any additionally accrued and then unpaid dividends, liquidating damages and other non-dividend amounts then owing on account of the Preferred Stock subject thereto) will be due and payable in full on the date that is the 19/th/ through 24/th/ month anniversaries of the Original Issue Date.

               (iv) Notwithstanding anything to the contrary contained herein, Holders may convert Conversion Amounts subject to redemptions under this Section on or prior to the date immediately preceding the applicable Liquidating Redemption Date or Final Redemption Date, as the case may be, and, in the case of unpaid Triggering Event Redemption Amount, until such amount is paid in full.

          (c)  Company Optional Redemption. Subject to the provisions of this
               ---------------------------
Section 7(c), if after the Effective Date the VWAP for twenty consecutive Trading Days exceeds the Threshold Price, then the Company may deliver a notice to the Holders (an "Optional Redemption Notice" and the date such notice is
                    --------------------------
received by the Holders, the "Optional Redemption Notice Date") of its
                              -------------------------------
irrevocable election to redeem all, but not less than all of the then outstanding Preferred Stock, for an amount, in cash, equal to the Optional Redemption Amount. The Optional Redemption Amount is due in full on the Optional Redemption Due Date. The Company may only deliver an Optional Redemption Notice if from the first of the twenty Trading Days utilized to determine whether the Threshold Price has been so exceeded through and including the tenth Trading Day following the Optional Redemption Notice Date (such date, the "Optional
                                                               --------
Redemption Due Date") each of the following shall be true: (i) the VWAP shall
-------------------
exceed the Threshold Price, (ii) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices prior to the Optional Redemption Due Date, (iii) the Equity Conditions shall have been satisfied at all times. If any of the foregoing conditions shall cease to be satisfied at any time during the required period, or if the Company shall fail to pay the Optional

Redemption Amount in full by the Optional Redemption Due Date, then the Optional Redemption Notice shall be null and void, ab initio, and the Company may not deliver any subsequent Optional Redemption Notices. The Holders may convert any portion of the Preferred Stock prior to the Optional Redemption Due Date. The Company covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Optional Redemption Notice through the Optional Redemption Due Date.

   Section 8.  Obligation to Issue Underlying Shares.
               -------------------------------------

          (a) Not later than three Trading Days after each Conversion Date, Liquidation Redemption Date and Final Redemption Date, the Company shall issue, or cause to be issued, and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Underlying Shares issuable upon such conversion or redemption which, unless required by the Purchase Agreement, shall be free of all restrictive legends. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date, Liquidating Redemption Date or Maturity Date (as the case may be). The Company shall, upon request of the Holder, if available, use its best efforts to deliver Underlying Shares electronically through the Depository Trust Corporation DWAC System or another established clearing corporation performing similar functions.

          (b) To effect conversions hereunder or be entitled to Underlying Shares in respect of redemptions hereunder, the Holder shall not be required to physically surrender certificates representing the shares or Stated Value of the Preferred Stock being converted or redeemed unless the aggregate shares or Stated Value represented by such certificate is being converted or redeemed, in which event, the Holder shall deliver such certificate promptly to the Company (it being understood that such delivery is not a condition precedent to the Company's obligations to deliver Underlying Shares upon such conversion or redemption). Conversions and redemptions hereunder shall have the effect of lowering the outstanding Stated Value of the Preferred Stock in an amount equal to the applicable conversion, or redemption (to the extent so applied to a Stated Value reduction), which shall be evidenced by entries set forth in
Schedule 1 to this Certificate of Designations, which will be maintained by the Holder and the Company.

          (c) The Company's obligations to issue and deliver Underlying Shares upon conversion and redemption of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

          (d) If by the third Trading Day after any Conversion Date, any Liquidating Redemption Date or the Maturity Date, the Company fails to deliver to the Holder Underlying Shares in such amount and in the manner required pursuant to Section 6 or Section 7, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion or redemption (each, a "Buy-In"), then the Company shall (A) pay
                                        ------
in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the aggregate number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion or redemption at issue by (2) the Closing Price at the time of the obligation giving rise to such purchase obligation and (B) at the option of the Holder, either reinstate the Stated Value and shares of Preferred Stock and equivalent number of Underlying Shares for which such conversion or redemption was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion, redemption and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Preferred Stock with a market price on the date of conversion totaling $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

   Section 9.  Certain Share Issuance Restrictions.
               -----------------------------------

          (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion or redemption of Preferred Stock hereunder shall be limited to the extent necessary to insure that, following such conversion or redemptions, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion or redemption. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Holder Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares issuable in respect of such Holder Conversion Notice does not violate the restriction contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein. This provision shall apply to issuances of Underlying Shares in respect of Monthly Redemption Amounts and the Final Redemption Amounts. Accordingly, if the Company is advised by the Holder that delivery of Underlying Shares as payment of any Monthly Redemption Amount or the Final Redemption Amount would result in a violation of the restrictions contained in this provision, then, at the option of the Holder
(x) the liquidating redemption payment scheduled to occur at such time will be postponed until such time (but not beyond the Maturity Date) as issuance of such Underlying Shares will not result in a violation of the restrictions set forth in this provision or (y) such Monthly Redemption Amount and the Final Redemption Amount will be payable in cash (such amount will also be payable in cash if postponement above cannot be rectified by the Maturity Date). The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days' prior notice to the Company. Other Holders shall be unaffected by any such waiver.

          (b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion or redemption of Preferred Stock hereunder shall be limited to the extent necessary to insure that, following such conversion or redemption, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion or redemption). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Holder Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares issuable in respect of such Holder Conversion Notice does not violate the restriction contained in this paragraph. This provision shall apply to issuances of Underlying Shares in respect of Monthly Redemption Amounts and the Final Redemption Amount. Accordingly, if the Company is advised by the Holder that delivery of Underlying Shares as payment of any Monthly Redemption Amount or the Final Redemption Amount would result in a violation of the restrictions contained in this provision, then, at the option of the Holder (x) the liquidating redemption payment scheduled to occur at such time will be postponed until such time (but not beyond the Maturity Date) as issuance of such Underlying Shares will not result in a violation of the restrictions set forth in this provision or (y) such Monthly Redemption Amount or the Final Redemption Amount will be payable in cash (such amount will also be payable in cash if postponement above cannot be rectified by the Maturity Date). This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.

          (c) If the Company has not previously obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of the Issuable Maximum (as defined below) upon conversions of the Preferred Stock under Section 6 or in respect of redemptions under Section 7 at a price per share that is less than the Closing Price on the Trading Day immediately preceding the Closing Date (the "Measuring Price") (other than to the extent the
                                 ---------------
Threshold Price is reached due to adjustments due solely to stock splits of the Common Stock). The "Issuable Maximum" means a number of shares equal to
                    ----------------
1,828,873 (which equals 19.99% of the number of shares of Common Stock
=========
outstanding on the Trading Day immediately preceding the Closing Date), less a number of shares equal to all shares of Common Stock previously issued upon exercises of Warrants at an exercise price per share that is less than the Measuring Price (other than to the extent such Measuring Price is reached solely due to adjustments due to stock splits of the Common Stock). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the Stated Value issued and sold to such Holder on the Original Issue Date by
(y) the aggregate Stated Value of all Preferred Stock issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold shares of Preferred Stock, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion Date, any Liquidating Redemption Date or the Maturity Date, (A) the Conversion Price or Liquidating Redemption Price then in effect is less than the Measuring Price (other than solely due to adjustments resulting from stock splits of the Common Stock) and (B) the aggregate number of Underlying Shares that would then be issuable upon conversion or redemption in full of all then outstanding shares of Preferred Stock, together with any Underlying Shares previously issued upon such conversions and redemptions and upon exercise of Warrants at less than the Measuring Price per share, would exceed the Issuable Maximum, and (C) the Company shall not have previously obtained the vote of shareholders, as may be required by the applicable rules and regulations of the Nasdaq (or any successor entity) applicable to approve the issuance of Underlying Shares in excess of the Issuable Maximum at less than the Measuring Price (the "Shareholder Approval"),
                                                        --------------------
then the Company shall issue to the Holder upon such conversion or redemption a number of Underlying Shares equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion or redemption in accordance with the Conversion Price or Liquidating Redemption Price would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion of the Issuable Maximum (the "Excess Stated Value"), the Holder
                                           -------------------
shall have the right to require the Company to either: (1) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request, or (2) redeem, for cash, the Stated Value for which such share issuance could not be honored in accordance with the terms hereof due to this provision, plus all accrued and unpaid dividends and accrued and unpaid liquidated damages thereon (the sum of such amounts, the "Excess Stated Value Amount"). If a Holder shall have elected
                   --------------------------
the first option pursuant to the immediately preceding sentence and the Company shall have failed to obtain the Shareholder Approval on or prior to the 90th day after such request, then within three days of such failure, the Company shall pay cash to such Holder an amount equal to Excess Stated Value Amount. No liquidated damages shall accrue by virtue of a failure to obtain Shareholder Approval. The shares of Common Stock issued to and then held by the Holders as a result of conversions or redemptions of Preferred Stock shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

          (d)  Adjustments to Conversion Price and Liquidating Redemption Price.
               ----------------------------------------------------------------
Each of the Conversion Price and the Liquidating Redemption Price in effect on any date shall be subject to adjustments in accordance with this Section 9(d). In the event that an adjustment to only one of the Conversion Price or the Liquidating Redemption Price would result in a lower such price, then such adjustment shall only apply to such of the Conversion Price or the Liquidating Redemption Price as would result in such lower price.

               (i)  Stock Dividends and Splits. If the Company (i) pays a stock
                    --------------------------
dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price and Liquidating Redemption Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or
(iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

               (ii)   Pro Rata Distributions. If the Company shall issue rights,
                      ----------------------
warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price at the record date mentioned below, then the Conversion Price and Liquidating Redemption Price shall each be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Closing Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

               (iii)  Subsequent Equity Sales.
                      -----------------------

                      (A) If the Company shall issue shares of Common Stock, or there shall be issued any Common Stock Equivalents, entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price or Liquidating Redemption Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price (the "Effective Price") less than the Conversion Price or Liquidating
              ---------------
Redemption Price, such issuance shall be deemed to have occurred for less than the Conversion Price or Liquidating Redemption Price), then upon each such issuance, the Conversion Price and the Liquidating Redemption Price shall each be reduced by multiplying the Conversion Price or Liquidating Redemption Price (as the case may be) by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price or Liquidating Redemption Price (as the case may be), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable. For purposes of the foregoing adjustment, in connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding
                               -------------
upon issuance of such Common Stock Equivalents, (y) the

Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number, and (z) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                      (B) Notwithstanding the foregoing, no adjustment will be made under this Section 9(d)(iii) as a result of (i) any grant of options or Common Stock to employees, officers, directors or bona fide consultants of the Company pursuant to any incentive plan duly adopted by the Company's board of directors or in respect of the issuance of Common Stock upon exercise of any such options, (ii) any payment of dividends on the Preferred Stock in shares of Common Stock or (iii) the issuance of shares of Common Stock in connection with a Strategic Transaction.

               (iv)   Additional Distributions. If the Company, at any time
                      ------------------------
while Preferred Stock is outstanding, distributes to all holders of Common Stock
(i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, at the request of any Holder delivered before the
 --------------------
90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which such Holder's Preferred Stock could have been converted or redeemed (whichever yields a larger distribution to the Holder) immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any conversion or redemption of Preferred Stock that occurs after such record date, such Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such event, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

          (e)  Calculations.  All calculations under this Section 9 shall be
               ------------
made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (f)  Notice of Adjustments.  Whenever the Conversion Price or
               ---------------------
Liquidating Redemption Price is adjusted pursuant to the terms hereof the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price and Liquidating Redemption Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (g)  Reclassifications; Share Exchanges.  In case of any
               ----------------------------------
reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert (or to receive on account of a redemption hereunder) such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

     Section 10.  Fundamental Transactions.  In case of any Fundamental
                  ------------------------
Transaction, a Holder shall have the right to do any of the following: (1) convert the Conversion Amount of its Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Fundamental Transaction and such Holder shall be entitled upon such Fundamental Transaction to receive such amount of securities, cash and property as the shares of Common Stock into which the Conversion Amount of such Preferred Stock could have been converted immediately prior to such Fundamental Transaction would have been entitled or (2) (x) require the surviving entity to issue shares of convertible preferred stock with such aggregate stated value equal to the Conversion Amount of Preferred Stock held by such Holder prior to such Fundamental Transaction, plus all other amounts owing thereon, which newly issued shares of preferred stock shall have identical terms to the terms of the Preferred Stock and shall be entitled to all of the rights and privileges of a Holder set forth herein and the agreements pursuant to which the Preferred Stock was issued, and (y) simultaneously with the issuance of such convertible preferred stock, shall have the right to convert such shares only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Fundamental Transaction (the conversion price and liquidation redemption price applicable for the newly issued shares of convertible preferred stock shall be based upon the value and the amount of securities, cash and property that each share of Common Stock would receive in such Fundamental Transaction, the Conversion Ratio and the Liquidation Redemption Price immediately prior to the effectiveness or closing date for such Fundamental Transaction and the Conversion Price and Liquidation Redemption Price stated herein). Any Fundamental Transaction shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such Fundamental Transactions.

     Section 11.    Miscellaneous.
                    -------------

          (a)       Notice of Corporate Events. If (a) the Company shall declare
                    --------------------------
a dividend (or any other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any Change of Control Transaction or Fundamental Transaction, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall file a press release or Current Report on Form 8-K to disclose such occurrence and notify the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such Change of Control Transaction or Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon any such Change of Control Transaction or Fundamental Transaction. Holders are entitled to convert the Conversion Amount of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (b)  Reservation of Common Stock.  The Company covenants that it will
               ---------------------------
at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion and redemption of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion and redemption of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized and issued and fully paid and nonassessable.

          (c)  No Fractional Shares.  Upon a conversion or a redemption
               --------------------
hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price on the date that such delivery of shares is due.. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion or redemption hereunder, the Company shall pay an amount in cash equal to the Conversion Price or Liquidating Redemption Amount multiplied by such fraction.

          (d)  No Charge to Holders. The issuance of certificates for Common
               --------------------
Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion or redemption in a name other than that of the Holder of such shares of Preferred Stock so converted.

          (e)  Cancellation.  Shares of Preferred Stock converted or redeemed
               ------------
into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

          (f)  Notices.  Any and all notices or other communications or
               -------
deliveries to be provided by the Holders shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company addressed to ACT Teleconferencing, Inc., 1685 Cole Boulevard, Golden, Colorado 80401, Facsimile No.: (303) 233-0895, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

          (g)  Outstanding Shares.  For purposes hereof, a share of Preferred
               ------------------
Stock is outstanding until such date as the Holder shall have received the Underlying Shares or redemption amount (as the case may be) issuable or payable to it in accordance with this Certificate of Designation.

          (h)  Interest on Unpaid Amounts. Any cash amounts due from the Company
               --------------------------
under this Certificate of Designations, including, dividends, liquidated damages and redemption amounts (whether under Section 7 or Section 9(c)) or pursuant to a Buy-In, which is not paid on the date such payment is due to be paid shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 15% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such amount is due hereunder through and including the date of payment in full of such amount).

                                   EXHIBIT A
                                   ---------

                   NOTICE OF CONVERSION AT OPTION OF HOLDER

(To be Executed by the Registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby elects to convert the Conversion Amount of Preferred Stock indicated below, into shares of Common Stock of ACT Teleconferencing, Inc. as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Certificate of Designations governing the rights and privileges of the Preferred Stock.

Conversion calculations:                ________________________________________
                                        Date to Effect Conversion


                                        ________________________________________
                                        Conversion Amount of Preferred Stock


                                        ________________________________________
                                        Stated Value of shares of Preferred
                                        Stock to be Converted


                                        ________________________________________
                                        Number of shares of Preferred Stock and
                                        Stated Value remaining after Conversion


                                        ________________________________________
                                        Number of shares of Common Stock to be
                                        Issued

                                        Conversion Price________________________

                                        Signature_______________________________

                                        Name____________________________________

                                        Address_________________________________

By the delivery of this Notice of Conversion the Holder represents and warrants to the Company that its ownership of the Common Stock does not exceed the restrictions set forth in Sections 9(a) and 9(b) of the Certificate of Designation.